SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                                 FORM 8-K

                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of report (Date of earliest event reported) August 17, 1995


                   MRI Business Properties Fund, Ltd. II
        (Exact Name of Registrant as Specified in Its Charter)

                              California
             (State or Other Jurisdiction of Incorporation)

             0-14177	                  94-2935565
   (Commission File Number)        (I.R.S. Employer Identification No.)

         5665 Northside Drive, N.W., Atlanta, Georgia            30328
          (Address of Principal Executive Offices)          (Zip Code)

                              (404) 916-9090
           (Registrant's Telephone Number, Including Area Code)

                              N/A
       (Former Name or Former Address, if Changed Since Last Report)



Item 1.   Change in Control

     On August 17, 1995, the stockholders of National Property Investors, Inc. ("NPI"), the sole shareholder of NPI Equity Investments II, Inc. ("NPI Equity"), the managing general partner of Fox Realty Investors, the general partner of Registrant's general partner, entered into an agreement to sell to IFGP Corporation, an affiliate of Insignia Financial Group, Inc. ("Insignia), all of the issued and outstanding stock of NPI. The sale of the stock is subject to the satisfaction of certain conditions (including, third party consents and other conditions not within the control of the parties to the agreement) and is scheduled to close in January 1996. Upon Closing, it is expected that the current officers and directors of NPI Equity will resign and Insignia will elect new officers and directors.

Item 7.   Financial Statements and Schedules

(c)     Exhibits

        2.   NPI, Inc. Stock Purchase Agreement, dated as of
August 17, 1995



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         MRI BUSINESS PROPERTIES FUND, LTD. II

                         By:  Montgomery Realty Company-84,
                              its managing partner

                              By:  Fox Realty Investors,
                                   its managing partner

                                   By:  NPI Equity Investments
                                        II, Inc.,
                                        its managing partner

Date:  August 21, 1995                  By: /s/ Michael L. Ashner
                                             Michael L. Ashner,
                                             President


                           EXHIBIT INDEX


       Exhibit                                      Page No.


2.    NPI, Inc. Stock Purchase Agreement,              5
      dated as of August 17, 1995